PART II.  OTHER INFORMATION:

Item 1.   Legal Proceedings

     On September 28, 1995, Kem Manufacturing Corporation, a wholly owned subsidiary of the Corporation, was released by the state of New Jersey as a potentially responsible party with respect to the Evor Phillips waste disposal site located in New Jersey upon payment to the state of New Jersey of $175,000.

Item 6.   Exhibits and Reports on Form 8-K

     (a)  Exhibits

          Number              Description

          (11)                Statement Re Computation of Per Share Earnings

          (27)                Financial Data Schedule

     (b) No reports on Form 8-K were filed during the quarter for which this report is filed.








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